UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2011

COCA-COLA ENTERPRISES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-170322	27-2197395
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(Address of principal executive offices, including zip code)

(678) 260-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 19, 2011, Coca-Cola Enterprises, Inc. completed an offering of $250,000,000 aggregate principal amount of 2.000% Notes due 2016 (the “2016 Notes”) and $250,000,000 aggregate principal amount of 3.250% Notes due 2021 (the “2021 Notes” and, together with the 2016 Notes, the “Notes”). Copies of the form of 2016 Notes and 2021 Notes, the legality opinion dated August 19, 2011 of John R. Parker, Jr., Senior Vice President, General Counsel and Strategic Initiatives of Coca-Cola Enterprises, Inc. and the tax opinion of Shearman & Sterling LLP dated August 19, 2011 provided in connection with the offering of the Notes are attached hereto as Exhibits 4.1, 4.2, 5.1 and 8.1, respectively.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

4.1	Form of 2.000% Notes due 2016.

4.2	Form of 3.250% Notes due 2021.

5.1	Legality Opinion dated August 19, 2011 of John R. Parker, Jr., Senior Vice President, General Counsel and Strategic Initiatives of Coca-Cola Enterprises, Inc.

8.1	Tax Opinion dated August 19, 2011 of Shearman & Sterling LLP.

23.1	Consent of John R. Parker, Jr., Senior Vice President, General Counsel and Strategic Initiatives of Coca-Cola Enterprises, Inc. (included in Exhibit 5.1).

23.2	Consent of Shearman & Sterling LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES, INC. (Registrant)

By:	/s/ John R. Parker, Jr.
Name:	John R. Parker, Jr.
Title:	Senior Vice President, General Counsel and Strategic Initiatives

Date: August 19, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of 2.000% Notes due 2016.

4.2	Form of 3.250% Notes due 2021.

5.1	Legality Opinion dated August 19, 2011 of John R. Parker, Jr., Senior Vice President, General Counsel and Strategic Initiatives of Coca-Cola Enterprises, Inc.

8.1	Tax Opinion dated August 19, 2011 of Shearman & Sterling LLP.

23.1	Consent of John R. Parker, Jr., Senior Vice President, General Counsel and Strategic Initiatives of Coca-Cola Enterprises, Inc. (included in Exhibit 5.1).

23.2	Consent of Shearman & Sterling LLP (included in Exhibit 8.1).